SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported) August 13, 2003
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                                Power2Ship, Inc.
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               (Exact name of registrant as specified in Charter)


                   Nevada                 0-25753          87-0449667
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         (State or other jurisdiction   (Commission       (IRS employer
            of incorporation)              file no.)    identification no.)



            903 Clint Moore Road, Boca Raton, Florida          33487
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         (Address of Principal Executive Offices)             (Zip Code)



        Registrant's telephone number, including area code (561) 998-7557
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 9. REGULATION FD DISCLOSURE.

On August 13, 2003, we issued a press release announcing the execution of a non-binding letter of intent to provide a wireless mobile solution to agents of ARL, Inc. A copy of the press release is attached hereto as Exhibit 99.1.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    POWER2SHIP, INC.



                                    By:    /s/ Richard Hersh
                                       ------------------------------
                                    Name:  Richard Hersh
                                    Title: Chief Executive Officer



Dated:  August 19, 2003


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                                  EXHIBIT INDEX

        EXHIBIT
          NO.                        DESCRIPTION
        -----                        ------------
         99.1          Press Release dated August 12, 2003

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EXHIBIT 99.1

PRESS  RELEASE

FOR  IMMEDIATE  RELEASE

              POWER2SHIP TO PROVIDE WIRELESS MOBILE SOLUTION TO ARL Potentially Generating Up to $20 Million in Revenue Over Three Years

BOCA RATON, FL, AUGUST 13, 2003 - Power2Ship, Inc. (OTC BB: PWRI) has entered into a non-binding letter of intent with ARL, Inc. ("ARL") to provide ARL's 70 agents, operating over 500 trucks, with a proprietary Power2Ship GPS/PDA for each of their trucks pursuant to 36-month service contracts for $79 per month. These devices capture a truck's location in real-time and wirelessly transmit that information to the P2S MobileMarket(TM). This information, combined with a truck's future bookings, enables a truck's unused capacity to be forecasted and displayed to P2S member-shippers who can select that truck to transport one of their loads. Further, the PDA wirelessly captures an electronic bill of lading at load pick-up and the electronic signature of the receiver upon load delivery triggering an electronic invoice to be sent to the shipper, thereby minimizing the collection cycle. P2S anticipates that most of the GPS/PDA devices will be installed during the fourth quarter of 2003. The total revenue that could be generated by this program over 36 months, assuming 500 trucks participate and each truck receives 2 bookings per month at an average of $600 per load through the P2S MobileMarket(TM), is approximately $20 million.

ABOUT ARL, INC.
ARL, also known as American Road Line ("ARL"), is a non-asset based motor carrier established in 1978 with over $60 million in revenue. It utilizes a large base of equipment from its independent business associates to transport commodities ranging from over-dimensional loads and hazardous materials to liquid and dry bulk throughout the continental United States, Alaska and Canada. ARL also provides independent truckers with operating authority, ensures they are in compliance with the Department of Transportation's requirements and performs other administrative functions. See www.arlnetwork.com for additional
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information.

ABOUT  POWER2SHIP
Power2Ship is an Application Service Provider (ASP) that offers a highly accessible, user-friendly information and communication system for the truckload freight industry. This system - named the P2S MOBILEMARKET(TM) - includes an online site that collects, consolidates, processes and presents real-time transportation-related data that is valuable to logistics departments of shippers and motor carriers. This information assists these shippers and carriers operate more efficiently by enabling them to 1) Identify and utilize excess transportation capacity, 2) Execute freight transactions online and 3) Track the movement of loads and/or transportation assets online. More information is available at www.power2ship.com.
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The  foregoing  press  release  contains  forward-looking statements that can be identified by such terminology such as "expect", "potential", "suggests", "may", "will", "should", "could" or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. In particular, management's expectations regarding future revenue could be affected by, among other things, uncertainties relating to availability of future financing, acceptance and utilization of the GPS/PDA by its customers and competition in general. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact:
Richard  Hersh,  Chairman  and  Chief  Executive  Officer
561-998-7557  or  866-727-4995  rhersh@power2ship.com
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